EXHIBIT 1.1

Company No. BC0778539

BUSINESS CORPORATIONS ACT

AMENDED AND RESTATED ARTICLES

OF

MFC INDUSTRIAL LTD.

(Formerly Terra Nova Royalty Corporation)

Company No. BC0778539

BUSINESS CORPORATIONS ACT

AMENDED AND RESTATED ARTICLES

OF

MFC INDUSTRIAL LTD.

(formerly Terra Nova Royalty Corporation)

(the “Company”)

PART 1 – INTERPRETATION

1.1	Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise, the following words shall have the following meanings:

(a)	“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

(b)	“board” and “directors” mean the directors or sole director of the Company for the time being;

(c)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

(d)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

(e)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2	Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3	Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4	Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5	Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2 – SHARES AND SHARE CERTIFICATES

2.1	Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2	Right to share certificate

Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder.

2.3	Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4	Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)	order the certificate to be cancelled; and

(b)	issue a replacement share certificate.

2.5	Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive:

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.6	Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request. The shareholder will pay the cost of issuing such share certificates.

PART 3 – ISSUE OF SHARES

3.1	Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2	Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 – SHARE TRANSFERS

4.1	Recording or registering transfer

A transfer of a share of the Company must not be recorded or registered:

(a)	unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled; or

(b)	if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2	Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3	Signing of instrument of transfer

If a shareholder, or his or her duty authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4	Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5	Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 5 – ACQUISITION OF SHARES

5.1	Company authorized to redeem or purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, redeem, purchase or otherwise acquire any of its shares.

5.2	Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

5.3	Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 – BORROWING POWERS

6.1	Powers of directors

The directors may from time to time on behalf of the Company:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

PART 7 – GENERAL MEETINGS

7.1	Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2	Location of annual general and other shareholder meetings

An annual general meeting or other meeting of the Company’s shareholders may be held at any of the following locations or at such other location inside or outside British Columbia as may from time to time be fixed by a resolution of the directors:

Vancouver, British Columbia	Vienna, Austria
Hong Kong	Hamilton, Bermuda
Munich, Germany	Frankfurt, Germany
Shanghai, China	Bridgetown, Barbados
Zurich, Switzerland	Toronto, Ontario

7.3	When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.3, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.4	Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.5	Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

7.6	Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.7	Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.8	Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.9	Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1	Special business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting,

(ii)	consideration of any financial statements of the Company presented to the meeting,

(iii)	consideration of any reports of the directors or auditor,

(iv)	the setting or changing of the number of directors,

(v)	the election or appointment of directors,

(vi)	the appointment of an auditor,

(vii)	the setting of the remuneration of an auditor,

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution, and

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2	Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are entitled to vote at the meeting in person or by proxy.

8.4	One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

8.5	Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.6	Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.7	Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

8.8	Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.10	Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.12	Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.13	Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.14	Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs, and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn.

8.15	Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting,

8.16	Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.17	Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.18	Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.19	Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.20	Chair has second vote

In case of an equality of votes, the chair of a meeting of shareholders will, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.21	Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.22	Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting a shareholders in a manner contemplated by this Article;

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and

(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 – VOTES OF SHAREHOLDERS

9.1	Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote; and

(b)

on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

9.2	Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

9.3	Votes by joint shareholders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

9.4	Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.

9.5	Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least two business days before the day set for the holding of the meeting, or

(ii)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Article 9.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

9.6	Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

9.7	Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10 – DIRECTORS

10.1	Number of directors

The number of directors, excluding additional directors appointed under Article 11.8, is set at:

(a)	if the Company is a public company, the greater of three and the number most recently established:

(i)	by ordinary resolution (whether or not previous notice of the resolution was given), and

(ii)	under Article 11.4; or

(b)	if the Company is not a public company, the number most recently established:

(i)	by ordinary resolution (whether or not previous notice of the resolution was given), and

(ii)	under Article 11.4.

10.2	Change in number of directors

If the number of directors is set under Articles 10.1(a)(i) or 10.1(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

10.3	Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

10.4	Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

10.5	Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

10.6	Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

10.7	Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

10.8	Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 11 – ELECTION AND REMOVAL OF DIRECTORS

11.1	Election and term of directors

The directors shall be divided into three classes: Class I, Class II and Class III, as equal in number as possible. At the first annual general meeting of the Company under the Business Corporations Act, Class III directors shall be elected to hold office for a three year term. At the second annual general meeting of the Company under the Business Corporations Act, Class I directors shall be elected to hold office for a three year term. At the third annual general meeting of the Company under the Business Corporations Act, Class II directors shall be elected to hold office for a three year term. At each annual general meeting, the successors to the class of directors whose terms then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a three year term expiring at the third succeeding annual general meeting. A successor director who replaces a director who resigned before the expiration of his or her term shall be appointed or elected for the remaining term of such resigned director. When the number of directors has changed, any newly created directorship or any decrease in directorships shall be apportioned among the classes by the directors as to make all classes as equal in number as possible.

11.2	Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

11.3	Failure to elect or appoint directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.3, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.3, to elect or appoint any directors;

then	each director in office at such time continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

11.4	Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

11.5	Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

11.6	Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

11.7	Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

11.8	Additional directors

Notwithstanding Articles 10.1 and 10.2, between annual general meetings or unanimous resolutions contemplated by Article 7.3, the directors may, subject to compliance with Article 11.1 appoint one or more additional directors, but the number of additional directors appointed under this Article 11.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 11.8.

11.9	Ceasing to be a director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 11.10 or 11.11.

11.10	Removal of director by shareholders

The shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

11.11	Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 12 – PROCEEDINGS OF DIRECTORS

12.1	Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

12.2	Chair of meetings

Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

12.3	Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote in addition to the vote to which he may be entitled as a director

12.4	Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 12.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

12.5	Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

12.6	Notice of extraordinary meetings

Subject to Articles 12.7 and 12.8, if a meeting of the board is called under Article 12.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose; or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

12.7	When notice not required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 12.9.

12.8	Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

12.9	Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

12.10	Effect of waiver

After a director files a waiver under Article 12.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

12.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

12.12	If only one director

If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 13 – COMMITTEES OF DIRECTORS

13.1	Appointment of committees

The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board,

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)	the power to appoint or remove officers appointed by the board, and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

13.2	Obligations of committee

Any committee formed under Article 13.1, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

13.3	Powers of board

The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies in a committee.

13.4	Committee meetings

Subject to Article 13.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)

a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 14 – OFFICERS

14.1	Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

14.2	Functions, duties and powers of officers

The board may, for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

14.3	Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 15 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

15.1	Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

15.2	No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

15.3	Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

15.4	Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 16 – INDEMNIFICATION

16.1	Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

16.2	Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 16.1.

PART 17 – AUDITOR

17.1	Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

17.2	Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 18 – DIVIDENDS

18.1	Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

18.2	No notice required

The directors need not give notice to any shareholder of any declaration under Article 18.1.

18.3	Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

18.4	Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

18.5	Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

18.6	Dividend bears no interest

No dividend bears interest against the Company.

18.7	Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

18.8	Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

18.9	Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 19 – ACCOUNTING RECORDS

19.1	Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 20 – EXECUTION OF INSTRUMENTS UNDER SEAL

20.1	Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any 2 directors;

(b)	any officer, together with any director;

(c)	if the Company has only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

20.2	Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 20.1, may be attested by the signature of any director or officer.

PART 21 – NOTICES

21.1	Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address,

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class,

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address,

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class,

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

21.2	Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 21.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

21.3	Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 21.1, prepaid and mailed or otherwise sent as permitted by Article 21.1 is conclusive evidence of that fact.

21.4	Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

21.5	Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description, and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 21.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 22 – SPECIAL RIGHTS AND RESTRICTIONS

22.1	Common shares

Each Common share shall entitle the holder thereof to notice of and to attend and to cast one (1) vote for each matter to be decided at a general meeting of the Company.

22.2	Class A Preference shares issuable in series

The Class A Preference shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

22.3	Dissolution or winding up

The holders of Class A Preference shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Class A Preference shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Class A Preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Class A Preference shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series.

22.4	Class A Preference shares do not confer right to receive notice of, attend or vote at general meetings

Except as may be set out in the rights and restrictions to any series of Class A Preference shares, holders of Class A Preference shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

PART 23 – ALTERATION TO ARTICLES

23.1	Authority to Alter Articles

The directors may, by resolution, alter any part of these Articles unless the Business Corporations Act requires that such resolution be approved by the shareholders of the Company, then such alteration must be approved by the type of resolution specified in the Business Corporations Act.

23.2	Alteration of Authorized Share Structure

Without limiting the generality of Article 23.1, the Company may by resolution of the directors:

(a)	create one or more classes or series of shares;

(b)	if none of the shares of a class or series of shares are allotted or issued, eliminate any class or series of shares;

(c)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares;

(d)	establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(e)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(f)	change all or any of its unissued, or fully paid issued, shares with a par value into shares without par value or any of its unissued shares without par value into shares with par value;

(g)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

(h)	consolidate all or any of its unissued, or fully paid issued, shares without par value;

(i)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value;

(j)	subdivide all or any of its unissued, or fully paid issued, shares without par value;

(k)	alter the identifying name of any of its shares; or

(l)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

23.3	Change of Name

Without limiting the generality of Article 23.1, the Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

PART 24 – SECTION 137 OF BUSINESS CORPORATIONS ACT

24.1	Definitions

For the purposes of this Article 24, the following words shall have the following meanings:

(a)	“KID” means KHD Humboldt Wedag International (Deutschland) AG;

(b)	“KID Shares” means that number of no par value bearer shares of KID held by the Company from time to time; and

(c)	“Shareholders Agreement” means the shareholders agreement to be entered into by the Company in connection with the ownership of the KID Shares.

24.2	Voting Rights of the KID Shares

In accordance with section 137(1.1) of the Business Corporations Act and subject to the terms and conditions of the Shareholders Agreement, the directors by this Article 24.2 are granted the power to transfer the power to direct the voting of the KID Shares at any meeting of the shareholders of KID in which the Company is entitled to vote, or written consent in lieu of such meeting, to that party named in the Shareholders Agreement, or such other party as may be determined by the board from time to time and named in the Shareholders Agreement.

MFC Industrial Ltd.

(formerly Terra Nova Royalty Corporation)

(the “Company”)

Special Rights and Restrictions attached to the

Class A Preference Shares, Series 1

The rights and restrictions set out in this Schedule are made in addition to and do not alter or amend the special rights and restrictions set out in Articles 22.3 and 22.4 of the Articles of the Company.

1.	Voting Rights

Subject to applicable law and the conditions attaching to the Class A Preference Shares, Series 1 (the “Series 1 Shares”) as a series, the holders of the Series 1 Shares (the “Series 1 Shareholders”) shall not be entitled to receive notice of or to attend or to vote at any meetings of shareholders of the Company.

2.	Issue Price

The issue price for the Series 1 Shares shall be $1.00 per share (the “Redemption Amount”).

3.	Cumulative Fixed Preferential Dividend (when and if declared)

The Series 1 Shareholders shall be entitled to receive and the Company shall pay to them always in preference and in priority to any payment of dividends on the common shares (the “Common Shares”) of the Company and any other shares of the Company ranking junior to the Series 1 Shares as and when declared by the board of directors (the “Directors”) of the Company out of moneys of the Company properly applicable to the payment of dividends, preferential, cumulative, cash dividends, accruing and cumulative from the date of issue, at the annual rate per Series 1 Share of 5% of the amount equal to the Redemption Amount.

4.	Liquidation, Dissolution or Winding-Up

In the event of any distribution of the assets of the Company on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs (the “Liquidation Distribution”), the Series 1 Shareholders shall be entitled to receive per Series 1 Share the Redemption Amount, together with all accrued and unpaid dividends thereon, before any amount shall be paid by the Company or any assets of the Company shall be distributed to holders of the Common Shares with respect to the Liquidation Distribution. After payment to the Series 1 Shareholders of the amounts so payable to them, the Series 1 Shareholders shall not be entitled to share in any further distribution of assets of the Company.

5.	Restrictions on Dividends and Issue or Retirement of Shares

The Company shall not at anytime without, but may at anytime with, the approval of the Series 1 Shareholders given as specified in Section 6 hereof, authorize or issue any shares, other than additional series of preferred shares, ranking prior to or on parity with the Series 1 Shares, as to the payment of dividends or the distribution of assets in the event of any Liquidation Distribution. Furthermore, so long as any of the Series 1 Shares are outstanding, the Company shall not at anytime without, but may at anytime with, the approval of the Series 1 Shareholders given as specified in Section 6 hereof:

(a)	declare, pay or set apart for payment any dividends on the Common Shares; or

(b)	issue any Series 1 Shares;

unless, in each such case, all dividends then payable on the Series 1 Shares and on all other shares of the Company ranking on parity with the Series 1 Shares with respect to the payment of dividends, accrued to the most recently preceding payment date or dates, have been declared and paid or set aside for payment.

6.	Approval of Holders of Series A Preferred Shares

Any approval required to be given hereunder at any time by the Series 1 Shareholders shall, except as otherwise required by the Business Corporations Act (British Columbia), be given by an instrument or instruments in writing signed by the Series 1 Shareholders holding not less than two-thirds of the then outstanding Series 1 Shares or by resolution passed by at least two-thirds of the votes cast at a meeting or adjourned meeting of the Series 1 Shareholders duly called and at which a quorum was present. In the event that such approval is to be given at a meeting of the Series 1 Shareholders, a quorum for the meeting shall consist of the Series 1 Shareholders, present in person or represented by proxy, of not less than a majority of the Series 1 Shares outstanding at the time of the meeting. If, however, Series 1 Shareholders holding a majority of the outstanding Series 1 Shares are not present in person or represented by proxy at such meeting within 30 minutes after the time for which the meeting was called and the meeting is adjourned to a subsequent date, a quorum for the adjourned meeting shall consist of the Series 1 Shareholders present in person or represented by proxy at such adjourned meeting.

7.	Redemption by Company

The Company may, at its option, in any such event or circumstance and upon providing notice to the Series 1 Shareholders, redeem any or all of the Series 1 Shares by paying to the respective Series 1 Shareholder for each Series 1 Share to be redeemed the Redemption Amount, together with all accrued and unpaid dividends thereon up to but not including the date of redemption and no more, provided that not less than ten (10) days’ notice in writing of such redemption must be given to the Series 1 Shareholders by the Company, such notice to be delivered by mailing or delivering to the registered address of the Series 1 Shareholders a notice specifying the number of Series 1 Shares to be redeemed, unless the Series 1 Shareholder waives any notice required to be given under this paragraph which waiver, whether given with or after the redemption, cures any default in giving such notice. Not less than ten (10) days following the date specified for redemption, the Series 1 Shareholders, whose Series 1 Shares are the subject of said redemption, shall present and surrender for cancellation at the designated place or places of redemption the share certificates representing the Series 1 Shares. If a part only of the Series 1 Shares represented by any share certificate is redeemed, a new share certificate for the balance of the Series 1 Shares shall be issued at the expense of the Company.

If not all of the outstanding Series 1 Shares are to be redeemed, the Series 1 Shares to be so redeemed shall be selected in such a manner as the Directors determine and need not be selected either in proportion to the number of the Series 1 Shares registered in the name of every or any particular Series 1 Shareholder.

8.	Retraction by Shareholder

The Company will, in any such event or circumstance and upon receiving notice from a Series 1 Shareholder, redeem the number of Series 1 Shares registered in the name of such Series 1 Shareholder which are specified in the notice by paying to such Series 1 Shareholder for each Series 1 Share to be redeemed the Redemption Amount, together with all accrued and unpaid dividends thereon up to but not including the date of redemption and no more, provided however that not less than ten (10) days’ notice in writing of such redemption must be given to the Company by the Series 1 Shareholder seeking to have the Series 1 Shares redeemed, such notice to be delivered by mailing or delivering to the registered office of the Company a notice specifying the number of Series 1 Shares to be redeemed and surrendering the necessary number of share certificates for cancellation, unless the Company waives any notice required to be given under this paragraph which waiver, whether given before or after the redemption, cures any default in giving such notice. Notwithstanding anything herein to the contrary, any redemption of Series 1 Shares by the Company upon receipt of a retraction notice from a Series 1 Shareholder need not be made on a pro rata basis among every Series 1 Shareholder who holds Series 1 Shares.

9.	Consent Required for Transfer

No Series 1 Shares may be sold, transferred or otherwise disposed of without the consent of the directors of the Company and the directors of the Company are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

MFC Industrial Ltd.

(formerly Terra Nova Royalty Corpoartion)

(the “Company”)

Special Rights and Restrictions attached to the

Class A Preference Shares, Series 2

The rights and restrictions set out in this Schedule are made in addition to and do not alter or amend the special rights and restrictions set out in Articles 22.3 and 22.4 of the Articles of the Company.

1.	Voting Rights

Subject to applicable law and the conditions attaching to the Class A Preference Shares, Series 2 (the “Series 2 Shares”) as a series, the holders of the Series 2 Shares (the “Series 2 Shareholders”) shall not be entitled to receive notice of or to attend or to vote at any meetings of the holders of any class of common shares of the Company (the “Common Shares”).

2.	Issue Price

The issue price for the Series 2 Shares shall be the fair market value of the common stock of the Company at the time of issue (the “Redemption Amount”).

3.	Cumulative Commercial Rate Preferential Dividend (when and if declared)

The Series 2 Shareholders shall be entitled to receive and the Company shall pay to them always in preference and in priority to any payment of dividends on the Common Shares and any other shares of the Company ranking junior to the Series 2 Shares as and when declared by the board of directors (the “Directors”) of the Company out of moneys of the Company properly applicable to the payment of dividends, preferential, cumulative, cash dividends, accruing and cumulative from the date of issue, at the annual rate per Series 2 Share equal to the prevailing commercial rate on the date the dividend is declared by the Directors of the Company.

4.	Liquidation, Dissolution or Winding-Up

In the event of any distribution of the assets of the Company on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs (the “Liquidation Distribution”), the Series 2 Shareholders shall be entitled to receive per Series 2 Share the Redemption Amount, together with all accrued and unpaid dividends thereon, before any amount shall be paid by the Company or any assets of the Company shall be distributed to holders of the Common Shares with respect to the Liquidation Distribution. After payment to the Series 2 Shareholders of tile amounts so payable to them, the Series 2 Shareholders shall not be entitled to share in any further distribution of assets of the Company.

5.	Restrictions on Dividends and Issue or Retirement of Shares

The Company shall not at anytime without, but may at anytime with, the approval of the Series 2 Shareholders given as specified in Section 6 hereof, authorize or issue any shares, other than additional series of preferred shares, ranking prior to or on parity with the Series 2 Shares, as to the payment of dividends or the distribution of assets in the event of any Liquidation Distribution. Furthermore, so long as any of the Series 2 Shares are outstanding, the Company shall not at anytime without, but may at anytime with, the approval of the Series 2 Shareholders given as specified in Section 6 hereof:

(a)	declare, pay or set apart for payment any dividends on the Common Shares; or

(b)	issue any Series 2 Shares;

unless, in each such case, all dividends then payable on the Series 2 Shares and on all other shares of the Company ranking on parity with the Series 2 Shares with respect to the payment of dividends, accrued to the most recently preceding payment date or dates, have been declared and paid or set aside for payment.

6.	Approval of Holders of Series 2 Shares

Any approval required to be given hereunder at any time by the Series 2 Shareholders shall, except as otherwise required by the Business Corporations Act (British Columbia), be given by an instrument or instruments in writing signed by the Series 2 Shareholders holding not less than two-thirds of the then outstanding Series 2 Shares or by resolution passed by at least two-thirds of the votes cast at a meeting or adjourned meeting of the Series 2 Shareholders duly called and at which a quorum was present. In the event that such approval is to be given at a meeting of the Series 2 Shareholders, a quorum for the meeting shall consist of the Series 2 Shareholders, present in person or represented by proxy, of not less than a majority of the Series 2 Shares outstanding at the time of the meeting. If, however, Series 2 Shareholders holding a majority of the outstanding Series 2 Shares are not present in person or represented by proxy at such meeting within 30 minutes after the time for which the meeting was called and the meeting is adjourned to a subsequent date, a quorum for the adjourned meeting shall consist of the Series 2 Shareholders present in person or represented by proxy at such adjourned meeting.

7.	Retraction and Redemption

Subject to provisions of the Business Corporations Act (British Columbia) and upon the occurrence of any of the following events or circumstances:

(i)

a change in the control of the Company (due to any person acquiring greater than 50% of the voting shares in the capital of the Company, the commencement of a tender offer for control of the Company by a third party other than a holder of the Series 2 Shares, or proxy solicitation by a third party);

(ii)	the Company becoming insolvent or being unable to meet its liabilities as they come due; or

(iii)	any action taken by the Company whereby it seeks protection from its creditors,

the Company will redeem the Series 2 Shares registered in the name of the holder by paying the Redemption Amount, together with all accrued and unpaid dividends thereon up to but not including the date of redemption and no more.

8.	Consent Required for Transfer

No Series 2 Shares may be sold, transferred or otherwise disposed of without the consent of the directors of the Company and the directors of the Company are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.